Exhibit 10.2

AMENDMENT NO. 2
TO
CHIEF EXECUTIVE OFFICER STOCKHOLDERS AGREEMENT
January 26, 2007

WHEREAS, Samsonite Corporation (the “Company”) has previously entered into the Chief Executive Officer Stockholders Agreement (as amended, the “Agreement”), dated as of March 2, 2004, and amended as of March 17, 2005, by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers’ Pension Plan Board, Marcello Bottoli, Stonebridge Development Limited and The Bottoli Trust (capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement);

WHEREAS, the parties to the Agreement desire to make certain amendments to the Agreement as further set forth herein;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                                         Section 5(a) of the Agreement is amended in its entirety to read as follows:

5.                                       Put Option.

(a)                                  Election.  In the event that the CEO is no longer employed by the Company or any of its Subsidiaries and he was a Good Leaver, the CEO Purchase Vehicle and/or its Permitted Transferees may elect during the period beginning on the third anniversary of the CEO’s Termination Date and ending 30 days later to give notice to the Company (a “Put Notice”), subject to the Limitations, of its election to sell to the Company (and, subject to the Limitations, the Company shall be required to purchase) all of the CEO Purchase Vehicle’s and its Permitted Transferee’s (i) New Preferred Shares held as of the date of the Put Notice that the CEO Purchase Vehicle originally acquired from the Company or its designee and (ii) shares of Common Stock issued upon conversion of New Preferred Shares originally acquired by the CEO Purchase Vehicle from the Company or its designee (such shares, collectively, the “Put Shares”) pursuant to the terms and conditions set forth in this Section 5 (the “Put Option”).  Upon receipt of a Put Notice, unless the Limitations shall apply, the Company shall within 120 days purchase the Put Shares directly, or designate one or more third parties as its permitted assignee to purchase such Put Shares, from the CEO Purchase Vehicle and its Permitted Transferees.  The purchase price for such Put Shares shall be the Fair Market Value of such Put Shares at the date of delivery of the Put Notice to the Company.

2.                                       The definition of “Approved IPO” is amended in its entirety to read as follows:

“Approved IPO” means the first firm commitment underwritten public offering pursuant to a Registration Statement that became effective after the date hereof covering a U.S. or non-U.S. offer and sale of Common Stock for the account of the Company to the public, (A) the public offering price of which is not less than (i)225% of the then-applicable Conversion Price (as such term is defined in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the New Preferred Shares) of the New Preferred Shares or (ii) in the case that no New Preferred Shares are issued and outstanding at the time of the Approved IPO, $0.945, (B) will result in net proceeds to the Company and/or its stockholders of not less than $100 million and (C) would result in (1) a sale of not less than 17.5% of the shares of Common Stock (determined on an as-converted basis) then outstanding or (2) an issuance of newly issued shares of Common Stock that, together with the sales of Common Stock by the New Investors in such public offering, would result in the New Investors’ aggregate beneficial ownership, as a group, of the total issued and outstanding shares of Common Stock (on an as-converted basis) being reduced by not less than 17.5%.

Except as modified herein, the Agreement shall remain in full force and effect.  This Amendment No. 2 to the Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the authorized representatives of the undersigned entities set forth below, and the individual set forth below, have set their respective hands as of the date first set forth hereinabove.

SAMSONITE CORPORATION			ACOF MANAGEMENT L.P.

/s/ John B. Livingston			/s/ Antony P. Ressler
Name: John B. Livingston			Name: Antony P. Ressler
Title:Assistant Secretary			Title:

BAIN CAPITAL (EUROPE) LLC			ONTARIO TEACHERS’ PENSION PLAN BOARD

/s/ Ferdinando Grimaldi			/s/ Lee Sienna
Name: Ferdinando Grimaldi			Name: Lee Sienna
Title:			Title: VP

NORTHERN TRUST FIDUCIARY SERVICES (GUERNSEY) LIMITED as Trustee of the Carry Trust			STONEBRIDGE DEVELOPMENT LIMITED

/s/ Sue Guilliard	/s/ Stuart Bray	/s/ Giampiero Reverberi	/s/ Igor Pathchaider
Name: Sue GuillardStuart Bray			Name:Giampiero Reverberi Igor Pathchaider
Title: Authorized Signatories			Title:

/s/ Marcello Bottoli
Marcello Bottoli